                                                                     EXHIBIT 5.1

                                The Stanley Works
                               1000 Stanley Drive
                         New Britain, Connecticut 06053


                                                                   July 27, 2000

The Stanley Works
1000 Stanley Drive
New Britain, CT  06053

Ladies and Gentlemen:

     I am the Vice President, General Counsel and Secretary of The Stanley Works, a Connecticut corporation (the "Corporation"), and have assisted the Corporation in connection with the filing by the Corporation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of 500,000 shares of the Corporation's Common Stock, par value $2.50 per share relating to the Corporation's UK Share Save Plan (the "Plan").

     I have examined the originals, or copies certified or otherwise identified to my satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in my judgment are necessary or appropriate to enable me to render the opinion set forth below. In rendering such opinion, I have assumed that the purchases of Common Stock pursuant to the Plans will be made only an aggregate value not less than the aggregate par value of the Common Stock so granted.

     Based on the foregoing, I am of the opinion that authorized but not previously issued shares of Common Stock which may be issued under the Plan have been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Corporation's Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   /s/ Jennifer O. Estabrook

                                   Jennifer O. Estabrook
                                   Vice President, General Counsel and Secretary


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